CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thrivent Series Fund, Inc. of our report dated February 17, 2026, relating to the financial statements and financial highlights of the funds indicated in Appendix I, which appears in Thrivent Series Fund, Inc.’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 28, 2026

Appendix I
Fund
Thrivent Aggressive Allocation Portfolio
Thrivent All Cap Portfolio
Thrivent Conservative Allocation Portfolio
Thrivent Dynamic Allocation Portfolio
Thrivent Emerging Markets Equity Portfolio
Thrivent ESG Index Portfolio
Thrivent Global Stock Portfolio
Thrivent Government Bond Portfolio
Thrivent Healthcare Portfolio
Thrivent High Yield Portfolio
Thrivent Income Portfolio
Thrivent International Equity Portfolio
Thrivent International Index Portfolio
Thrivent Large Cap Growth Portfolio
Thrivent Large Cap Index Portfolio
Thrivent Large Cap Value Portfolio
Thrivent Mid Cap Growth Portfolio
Thrivent Mid Cap Index Portfolio
Thrivent Mid Cap Stock Portfolio
Thrivent Mid Cap Value Portfolio
Thrivent Moderate Allocation Portfolio
Thrivent Moderately Aggressive Allocation Portfolio
Thrivent Moderately Conservative Allocation Portfolio
Thrivent Money Market Portfolio
Thrivent Multisector Bond Portfolio
Thrivent Real Estate Securities Portfolio
Thrivent Short-Term Bond Portfolio
Thrivent Small Cap Growth Portfolio
Thrivent Small Cap Index Portfolio
Thrivent Small Cap Stock Portfolio